SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[ X ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          ELEPHANT & CASTLE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          ELEPHANT & CASTLE GROUP INC.
                                856 Homer Street
                       Vancouver, British Columbia, Canada
                                     V6B 2W5
                                 (604) 684-6451


                                                              September 13, 1999



Dear Shareholder:

         As you may be aware, at the commencement of the 1999 Annual Meeting of Shareholders of Elephant & Castle Group Inc. on August 23, 1999, Shareholders voted to adjourn to October 22, 1999. The request for adjournment was based in part on the fact that certain events occurred after the initial proxy material was printed and the urging of certain objectants that these facts should have been disclosed prior to soliciting proxies. The Adjourned Annual Meeting of Shareholders will be held at 9:00 A.M. on Friday, October 22, 1999, in the Chevalier Room of the Rosedale on Robson Suite Hotel, located at 838 Hamilton Street, Vancouver, Canada, V6B 6A2.

         The formal Notice of Annual Meeting and Proxy Statement dated July 23, 1999, together with the Company's Annual Report for the fiscal year ended December 27, 1998 were previously mailed to Shareholders of record on July 12, 1999. Accompanying this letter is a Notice of Adjourned Annual Meeting, Proxy Statement (which describes the business to be acted upon at the Adjourned Meeting) and a Form of Proxy. Also enclosed for your convenience are the Company's unaudited interim financial statements for the quarters ended March 28 and June 27, 1999, both of which have already been filed with the appropriate regulatory authorities in the United States and Canada. These interim financial statements do not constitute part of the Proxy Statement.

         Proxies giving authority to Management's nominees to vote at the August 23, 1999 Annual Meeting will not be used at the Adjourned Meeting and since it is important that your shares be represented at the Adjourned Meeting, I urge that you MARK, SIGN, DATE and PROMPTLY return the enclosed PROXY in the envelope furnished for that purpose. If you are present at the Adjourned Meeting, you may revoke your proxy and vote in person. We are looking forward seeing our Shareholders at the Adjourned Meeting.

                                                     Sincerely,



                                            (signed) Richard Bryant,
                                                     Chief Executive Officer

                          ELEPHANT & CASTLE GROUP INC.
                                856 Homer Street
                       Vancouver, British Columbia, Canada
                                     V6B 2W5
                                 (604) 684-6451

                       NOTICE OF ADJOURNED ANNUAL MEETING

                                October 22, 1999

         The Annual Meeting of Shareholders of Elephant & Castle Group Inc. (the "Company") was adjourned on August 23, 1999 until 9:00 A.M. (Vancouver Time) on Friday, October 22, 1999 in the Chevalier Room of the Rosedale on Robson Suite Hotel, located at 838 Hamilton Street, Vancouver B.C., V6B 6A2 (the "Adjourned Meeting") for the following purposes:

                    (i) To elect seven (7) Directors, each to serve until the next annual meeting of shareholders of the Company; and

                   (ii) To consider such other business as may properly come before the Adjourned Meeting. In accordance with local practice in Canada, the Shareholders will be receiving and considering a report to the Shareholders from the Board of Directors and the Audited Financial Statements of the Company for the fiscal year ended December 27, 1998 together with the Auditor's Report thereon; and

                  (iii) To ratify the appointment of Pannell Kerr Forster Worldwide, as the Company's auditors for the fiscal year ending December 26, 1999.

         Shareholders of record at the close of business on July 12, 1999 are entitled to notice of and to vote at the Adjourned Meeting and any adjournments thereof.

                          ELEPHANT & CASTLE GROUP INC.

                          By order of the Board of Directors



                         (signed) Richard Bryant,
                                  Chief Executive Officer

Vancouver, B.C.
September 13, 1999

                          ELEPHANT & CASTLE GROUP INC.

                        1999 SUPPLEMENTAL PROXY STATEMENT

Purpose of Solicitation

         This Supplemental Proxy Statement is being furnished to holders of Common Shares of Elephant & Castle Group Inc. (the "Company") in connection with the solicitation of proxies on behalf of management of the Company ("Management") for the 1999 Adjourned Annual Meeting (the "Adjourned Meeting") of shareholders ("Shareholders") of the Company, scheduled to be held on Friday, October 22, 1999 and at any adjournment thereof. The solicitation is made by Management of the Company. The expenses of this proxy solicitation, including the cost of preparing and mailing this Supplemental Proxy Statement and enclosed Form of Proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Common shares. The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person or by telephone or by other electronic means.

Voting of Proxies

         On July 23, 1999, the Company mailed to all Shareholders of record as at July 12, 1999 (the "Record Date") a Proxy Statement and Form of Proxy for use in connection with the August 23, 1999 Annual Meeting. Proxies submitted before August 23, 1999 giving authority to Management's designees to vote at the August 23, 1999 meeting will not be voted at the Adjourned Meeting. Proxies giving authority to persons other than Management's designees and submitted prior to August 23, 1999, if not revoked, may be voted at the Adjourned Meeting, if otherwise valid and proper. Shareholders should also note that one of the nominees for director named in the July 23, 1999 Proxy Statement, Mr. William McEwen, will not be standing for election and Management has proposed in his place Mr. George Pitman. The enclosed Form of Proxy does, but the Form of Proxy accompanying the July 23, 1999 Proxy Statement did not, contain any instruction to permit shares to be voted for the election of Mr. Pitman (See "PROPOSAL ONE:
ELECTION OF DIRECTORS").

         Except as noted above, in order for your shares to be voted at the Adjourned Meeting, the enclosed Form of Proxy must be executed and returned as described below. If executed and returned, the proxies will be voted by the proxy holders at the Adjourned Meeting in accordance with the instructions specified in the enclosed Form of Proxy for the election of directors named in this Supplemental Proxy Statement and for the ratification of the board of directors' (the "Board") selection of independent auditors. Richard Bryant, Chief Executive Officer of the Company will act as proxy, or in the event of his unavailability, Dan DeBou, Chief Accounting Officer, will so act. Shareholders may substitute a proxy in lieu of either of such persons by inserting in the blank space provided in the enclosed Form of Proxy the name of the person to be designated and striking out the names of the Management designees or by completing another proper Form of Proxy and delivering same to either the Company at Fifth Floor, 856 Homer Street, Vancouver, British Columbia, Canada, V6B 2W5 or at the offices of the Company's Registrar and Transfer Agent, American Stock Transfer Trust Company, located at 6201, 15th Avneue, Brooklyn, New York, 11219, USA, no later than 9:00 A.M (Vancouver Time) on October 20, 1999.

         The enclosed Form of Proxy, when properly signed, confers discretionary authority upon the persons named therein with respect to amendments or variations of matters identified in the Notice of Adjourned Meeting and any other matters which may properly be brought before the Adjourned Meeting. As of the date hereof, Management is not aware that any such amendments to, variations of or other matters are to be presented for action at the Adjourned Meeting. However, if any other matters which are not now known to Management should properly come before the Adjourned Meeting, then Management designees intend to vote in accordance with the judgement of Management of the Company.

         The number of votes required for approval of any matter that will be submitted to a vote of Shareholders at the Adjourned Meeting is a simple majority of the votes cast, unless otherwise indicated in this Proxy Statement.

         Only holders of the Company's Common shares ("Common Shares") outstanding as of the close of business on July 12, 1999 will be entitled to vote at the Adjourned Meeting. The Company's only class of voting securities is its Common Shares, without par value. As of the Record Date, there were 3,544,709 Common Shares issued and outstanding. Each Common Share is entitled to one vote. The representation in person, or by proxy, of two Shareholders holding not less than one-tenth of the outstanding Common Shares is necessary to provide a quorum at the Adjourned Meeting. Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes are counted as present in determining whether the quorum requirement is satisfied, but they have no other effect on voting for election of directors.

Revocation of Proxies

         This Supplemental Proxy Statement and enclosed Form of Proxy are intended to be first mailed to Shareholders on or after September 17, 1999. Any Shareholder who submitted a proxy for the August 23, 1999 meeting or who submits a proxy for the Adjourned Meeting may revoke it at any time before it is voted at the Adjourned Meeting by notifying the Corporate Secretary at the offices of the Company, located at 856 Homer Street, Vancouver, British Columbia, Canada, V6B 2W5, Phone: (604) 684-6451, in writing or in person at any time up to, and including, the last business day preceding the Adjourned Meeting or any adjournment thereof or, as to any matter is respect of which a vote shall not have already been cast pursuant to such proxy, with the Chairman of the Adjourned Meeting on the day of the Adjourned Meeting, or at any adjournment thereof. Submission of a later proxy automatically revokes a previously submitted proxy.

As noted above, proxies submitted before August 23, 1999 giving authority to Management's designees need not be revoked; Management elected at its own volition that it will not vote these proxies at the Adjourned Meeting.
(See "Voting of Proxies")



Preliminary Information

         The Company is a corporation organized under the laws of the Province of British Columbia, Canada. The Company operates a chain of casual dining restaurants located throughout Canada, and, to a lesser extent, in the United States. The Company entered into a joint venture with Rainforest Cafe, Inc. (NASDAQ: RAIN) ("Rainforest") to develop and operate Rainforest restaurants in Canada.

Voting Securities

         All holders of the Company's Common Shares outstanding as of the close of business on July 12, 1999 will be entitled to vote at the Adjourned Meeting. The Company's only class of voting securities is its Common Shares, without par value. As of the record date, there were 3,544,709 Common Shares issued and outstanding. Each Shareholder is entitled to one vote per Common Share held by such Shareholder. There is no cumulative voting.

Security Ownership of Directors, Management and Certain Beneficial Owners

         To the knowledge of the directors and senior officers of the Company the following table sets forth, as of the date hereof, information relating to the beneficial ownership of the Company's Common Shares by each person known to the Company to be the beneficial owner of more than 10% of the Common Shares, by each director and executive officer of the Company and all directors and executive officers as a group:

====================================================================================================================
                     Name                           Number of Common Shares        Approximate Percentage of Total
                                                   Beneficially Owned or Over       Issued and Outstanding Common
                                                 Which Control or Direction is               Shares (3)
                                                             Exercised
--------------------------------------------------------------------------------------------------------------------
Jeffrey M. Barnett(1)(2)(3)                                 562,375                             15.9%
--------------------------------------------------------------------------------------------------------------------
Peter J. Barnett(4)                                         550,375                             15.5%
--------------------------------------------------------------------------------------------------------------------
George W. Pitman(1)(2)                                      129,250                             3.6%
--------------------------------------------------------------------------------------------------------------------
William C. McEwen(1)(5)                                      7,100                               <1%
--------------------------------------------------------------------------------------------------------------------
Martin O'Dowd(1)(5)                                          23,960                              <1%
--------------------------------------------------------------------------------------------------------------------
David Wiederecht(1)(6)                                        ---                                ---
--------------------------------------------------------------------------------------------------------------------
Anthony Mariani(1)(6)                                         ---                                ---
--------------------------------------------------------------------------------------------------------------------
Colin Stacey(1)                                               ---                                ---
--------------------------------------------------------------------------------------------------------------------
Richard H. Bryant(1)                                          ---                                ---
--------------------------------------------------------------------------------------------------------------------
Daniel DeBou(5)                                              33,200                              <1%
--------------------------------------------------------------------------------------------------------------------
Paul Tilbury(5)                                              42,000                             1.2%
--------------------------------------------------------------------------------------------------------------------
General Electric Investment Private Placement               299,721                             8.5%
  Partners II(7)(8)
--------------------------------------------------------------------------------------------------------------------
All Directors and Executive                               1,097,606                            31.0%
  officers as a Group
====================================================================================================================

(1) With the exception of Mr. McEwen, who resigned as a director on August 24, 1999, each person is a director and will be standing for nomination as a director of the Company for the ensuing year.

(2) Excludes Common Shares subject to conditional options issued to the founders of the Company.

(3) These shares are subject to a voting trust agreement under which GE Investment Management ("GEIM"), the general partner of General Electric Investment Private Placement Partners II ("GEIPPP II") is entitled to vote such shares to elect directors subject to certain conditions. (See "Certain Relationships and Related Transactions")

(4) Includes 50,000 Common Shares transferred by Mr. Peter Barnett to his children.

(5)      Includes  all  vested  options   granted  to  directors  and  executive
         officers.

(6) Messrs. Wiederecht and Mariani are employed by a fund, GEIM, general partner of GEIPPP II, the holdings of which are separately stated herein.

(7)      Excludes  up  to  4,508,000   additional   Common  Shares  issuable  on
         conversion of Warrants and Subordinated Convertible Debentures held by the Fund.

(8) Excludes 562,375 Common Shares owned by Mr. Jeffrey Barnett, which are subject to a voting trust agreement with GEIM. (See note 3 above)

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Company's Memorandum and Articles of Association provide for the election of the Board of Directors at each annual meeting of the Company's Shareholders. Each person so elected shall serve until their respective successors shall have been elected and qualified. As required by the Company Act (British Columbia), advance notice of the Annual General Meeting scheduled for August 23, 1999 was published in the Vancouver Sun newspaper in Vancouver, British Columbia, Canada, on June 25, 1999.

         It is intended that votes will be cast, pursuant to authority granted by the enclosed Form of Proxy, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Adjourned Meeting and entitled to vote on the election of directors. In the event any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed Form of Proxy, for such person or persons as may be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable, or who intends to decline, to serve as a director. The term of office for each elected director will expire at the Company's next Annual Meeting of Shareholders to be held in 2000.

         The following table sets forth certain information for each of the current directors and nominees as directors as of the date hereof:

====================================================================================================================
Name and Municipality of Residence   Age       Date Became a      Principal Occupation(1)          Number and
                                                 Director                                         Approximate
                                                                                              Percentage of Common
                                                                                              Shares Beneficially
                                                                                              Owned or Over Which
                                                                                              Control or Direction
                                                                                                  is Exercised
--------------------------------------------------------------------------------------------------------------------
Jeffrey M. Barnett(2)(3)              60     December 14, 1992   Founder and Director                562,379
(Vancouver, BC, Canada)                                                                              (15.9%)
--------------------------------------------------------------------------------------------------------------------
Martin O'Dowd(2)(3)                   51         June 23,        Part-time President of              23,960
(Minneapolis, MN, U.S.)                            1995          the Company                          (<1%)
--------------------------------------------------------------------------------------------------------------------
Colin Stacey                          59        August 30,       Vice President and Chief              Nil
(Vancouver, BC, Canada)                            1999          Operating Officer of the
                                                                 Company
--------------------------------------------------------------------------------------------------------------------
George Pitman                         58     December 14, 1992   Design Consultant                   129,250
(Burnaby, BC, Canada)                                                                                (3.6%)

--------------------------------------------------------------------------------------------------------------------
David Wiederecht(2)                   43        January 12,      Vice President,                       Nil
(Westport, CT, U.S.)                               1996          Alternative Investments,
                                                                 GE Investment Corporation
--------------------------------------------------------------------------------------------------------------------
Anthony Mariani(3)                    35        January 12,      Vice President, Private               Nil
(Stamford, CT, U.S.)                               1996          Equities, GE Investment
                                                                 Corporation
--------------------------------------------------------------------------------------------------------------------
Richard H. Bryant                     45         April 15,       Chief Executive Officer               Nil
(West Vancouver, BC, Canada)                       1998          of the Company
====================================================================================================================

(1) The directors of the Company have held their present principal occupations noted opposite their respective names through the last five years except as described below under "Executive Officers and Directors".

(2)      Member of the Audit Committee as of 1998-1999.

(3)      Member of the Compensation Committee as of 1998-1999.

Executive Officers and Directors

         Jeffrey M. Barnett co-founded the predecessor of the Company in 1977 with his twin brother, Peter J. Barnett, and their long-time business colleague, Mr. George W. Pitman. Mr. Barnett served as Chief Executive Officer of the Company until March 19, 1998 and Chairman of the Board of Directors until June 25, 1999. He has entered into a Settlement Agreement with the Company. See "Certain Relationships and Related Transactions". Mr. Barnett will be standing for nomination as a director of the Company for 1999.

         Martin O'Dowd was first elected to the Board of Directors of the Company in June of 1995, initially serving as an outside director. In August of 1997, he was elected to serve as President of Elephant & Castle International, Inc. On March 19, 1998, Mr. O'Dowd was elected President and Chief Executive Officer of the Company until his responsibilities were reduced to part-time President of the Company on July 30, 1999. Mr. O'Dowd's responsibilities encompass the Canadian Rainforest restaurants and the franchising of the Alamo restaurants through Holiday Inn and in relation to his areas of responsibility, he now reports to the Chief Executive Officer. Previously, from May of 1995, until April 28, 1997, he was President and Chief Operating officer of Rainforest Cafe, Inc., Minneapolis, MN. From July 1987 to May 1995, Mr. O'Dowd was Corporate Director of Food and Beverage Services for Holiday Inn Worldwide, where Mr. O'Dowd was responsible for approximately $250 million in annual food and beverage revenue and was responsible for concept development, strategic planning, and operations for 120 company-owned units. Previously, Mr. O'Dowd was Vice President and General Operations Manager for the New York based Hard Rock Cafe organization, and prior to that was associated with Steak & Ale Restaurants. Mr. O'Dowd also serves as President of Famous Dave's of America, Inc., a separate company, unrelated to the Company, which operates 23 casual dining restaurants in 4 Midwestern states of the United States. Mr. O'Dowd will be standing for nomination as a director of the Company for 1999.

         Colin Stacey has been the Chief Operating Officer of the Company since June of 1997. From 1992 to June of 1997, Mr. Stacey was President and Chief Executive Officer of Keg Restaurants, a North American subsidiary of Whitbread PLC. Prior to that assignment, Mr. Stacey occupied senior management positions within Whitbread's restaurants and leisure businesses in the United Kingdom and Australia. Subsequent to the Company's 1997 Annual Meeting, Mr. Stacey was elected by the Board to serve as a director of the Company, but took an indeterminate leave from service as a director. On August 30, 1999, Mr. Stacey was appointed to the Board of Directors of the Company to fill a vacancy upon the resignation of Mr. William McEwen. Mr. Stacey will be standing for nomination as a director of the Company for 1999.

         David Wiederecht has been Vice President of Alternative Investments for GE Investment Corporation since January 1994. Prior to his current assignment, he served GE Investments in various senior financial management assignments in GEIC's real estate and finance organization since 1988. Prior to joining GEIC, Mr. Wiederecht worked at various assignments within General Electric Company, including corporate headquarters and GE's audit staff. Mr. Wiederecht was first elected to the Board of Directors of the Company in January of 1996 and will be standing for nomination as a director of the Company for 1999.

         Anthony Mariani has been Vice President of Private Equities for GE Investment Corporation since 1997. Prior to that, he worked at various assignments in GE Investments' private equities and finance organizations since 1988. Mr. Mariani was first elected to the Board of Directors of the Company in January of 1996 and will also be standing for nomination as a director for 1999.

         Richard Hugh Bryant was recently appointed as Chief Executive Officer of the Company on July 30, 1999. Prior to that Mr. Bryant was the Vice President and Chief Financial Officer of the Company since November of 1997. Prior to joining the Company, Mr. Bryant was Chief Financial Officer of Keg Restaurants Limited, a North American subsidiary of Whitbread PLC, from August of 1993 to June of 1997. From June of 1990 until August of 1993, Mr. Bryant served as financial controller of the Whitbread Beer Company, a division of Whitbread PLC. Since April of 1998, Mr. Bryant has been serving as a director of the Company and will stand for re-election to the Board of Directors for 1999.

         George W. Pitman is one of the founders of the Company and served as a key executive and a director of the Company since prior to the Company's initial public offering in 1993. Mr. Pitman's employment with the Company was not renewed upon expiration of his employment agreement in June of 1999. Mr. Pitman has asserted claims for severance pay, which claims have not been resolved to date. Mr. Pitman will be standing for election as a director for 1999.

         Daniel DeBou, Chartered Accountant, has been the Chief Accounting Officer of the Company since January 1, 1993. Prior to joining the Company, Mr. DeBou was employed from 1978 to 1992 in various financial capacities with Woodward Stores Limited, a publicly-owned company traded on The Toronto Stock Exchange and engaged in the operation of department and speciality stores.

         Paul Tilbury, formerly Vice President of Operations, is currently serving as Vice President of Canadian Rainforests Restaurants, Inc., a jointly owned subsidiary of the Company and Rainforest Cafe, Inc. Mr. Tilbury is the nephew of Mr. Jeffrey M. Barnett.

Meetings, Attendance, Committees

         The Board of Directors of the Company held eight (8) regular meetings in 1998. The Board maintains two standing committees: the Compensation Committee and the Audit Committee. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of Board meetings held during the period he was a director; and (2) the total number of meetings held by all Committees of the Board on which he served during such period.

         It is the function of the Compensation Committee to review the Company's remuneration policies and practices, administer certain of the Company's incentive compensation and stock option plans, and establish the salaries of the executive officers of the Company. Messrs. Jeffrey M. Barnett, Martin O'Dowd, William McEwen, and Anthony Mariani served as the members of the Compensation Committee. It is the function of the Audit Committee to review the external audit programs of the Company and to make recommendations to the Board of Directors of the Company concerning its appointment of independent auditors, the conduct of the audit and related matters. Messrs. Jeffrey Barnett, William McEwen, Martin O'Dowd and David Wiederecht served as the members of the Audit Committee. The Committees meet separately from, but usually on the same days as, regularly scheduled Board meetings. The Company does not maintain a nominating committee or one performing a similar function.

                             EXECUTIVE COMPENSATION

Compensation of Directors

         Directors who are not employees or officers of the Company (herein the "Outside Directors") were separately compensated for their services as follows:
CDN $500.00 cash for each three months as a director, plus 1,000 Common Shares for each two years of service as an Outside Director. Effective July 1, 1999, Outside Director compensation was increased to CDN $1,250 per quarter plus 3,000 Common Shares for each year of service. Certain Outside Directors have elected not to accept cash compensation and have redirected their Common Share compensation to their employer. No director, other than Mr. Jeffrey Barnett, is indebted to the Company. As to Mr. Barnett's indebtedness to the Company, see "Certain Relationships and Related Transactions".

Report of the Compensation Committee

         The Compensation Committee (the "Committee") is composed of four directors, Messrs. Anthony Mariani, Chairman, Jeffrey M. Barnett, Martin O'Dowd and William McEwen. Messrs. Mariani and McEwen are non-employee directors, and Mr. Barnett ceased to be an executive employee of the Company on June 25, 1998. See "Certain Relationships and Related Transactions". During 1998, the Committee has not altered or otherwise modified the compensation practices and general rates which prevailed for the principal executives of the Company at the time of its 1993 initial public offering. The Committee negotiated a compensation package for Mr. O'Dowd, the former chief executive officer of the Company.

                           The Compensation Committee
                           By:    Anthony Mariani, Chairman
                                  Jeffrey M. Barnett
                                  Martin O'Dowd
                                  William McEwen (member until August 24, 1999)

Compensation Committee Interlocks and Insider Participation

         Anthony Mariani, an Outside Director, is currently serving as Chairman of the Compensation Committee. Each of Messrs. Mariani and Wiederecht is, and Mr. McEwen was, an Outside Director. The Company intends to pursue a policy of having directors unaffiliated with management to constitute a majority of the full Board, and at least one half of the members of the Compensation Committee and the Audit Committee. Filling vacancies on the Board requires finding Canadian residents willing to so serve, since the Board of any corporation organized under the laws of British Columbia must consist of a majority of Canadian residents. There are no interlocks among the members of the Compensation Committee.

Summary Compensation Table

         The following table sets forth a summary of the compensation of the Chief Executive Officer of the Company and the four other most highly paid executive officers of the Company serving as such ("Named Executive Officers") as of the end of the last fiscal year for their services rendered during fiscal years 1998, 1997 and 1996. All figures are in Canadian dollars. The relative value of the Canadian dollar compared to the U.S. dollar fluctuates from time to time. During 1998, the average value was each CDN $1.00 equals U.S. $0.69.

==========================================================================================================
Name and Principal          Year         Annual Compensation             Long Term         All Other
Position                                                               Compensation       Compensation(1)
                                                                    --------------------
                                         Salary          Bonus            Awards
                                                                    --------------------
                                                                     Securities Under
                                                                          Options
                                                                          Granted
----------------------------------------------------------------------------------------------------------
Jeffrey M. Barnett,         1998        $167,178          --                --             $45,398
Former Chairman             1997         164,373          --              125,000           45,398
                            1996         152,361          --                --              25,026

----------------------------------------------------------------------------------------------------------
Rick Bryant,                1998        $132,125          --              100,000             --
Chief Executive Officer     1997          20,833(2)       --                --                --
                            1996          --              --                --                --
----------------------------------------------------------------------------------------------------------
Martin O'Dowd,              1998        $247,801        $72,000           600,000             --
Former Chief Executive      1997          59,278(3)       --                --                --
Officer and President       1996          --              --                --                --
----------------------------------------------------------------------------------------------------------
George W. Pitman,           1998        $102,590          --                --                --
Former Vice President,      1997          99,750          --                --                --
Design and Development      1996          99,750          --                --                --
----------------------------------------------------------------------------------------------------------
Paul Tilbury,               1998         $86,359          --                --              $4,094
Vice President,             1997          58,052          --              20,000              --
Canadian Rainforest         1996          58,052          --                --                --
==========================================================================================================

(1) Other compensation consists of life insurance premiums paid on policies on which the families of the insured are the sole beneficiaries. Also includes, in 1998 and 1997, certain travel and entertainment perquisites deemed to be of a compensatory nature. In addition, Mr. Jeffrey M. Barnett is the owner of an apartment in Toronto, Canada used by the Company for various business purposes. Through 1998, the Company paid CDN $2,500 per month for the use thereof, no part of which has been accounted for as other compensation. This arrangement terminated at the end of 1998.

(2)      Mr. Bryant began his employment with the Company in November of 1997.

(3)      Mr. O'Dowd began his employment with the Company in June of 1997.

         The Company currently does not maintain and none of the Named Executive Officers are eligible for deferred compensation, long-term incentive plan payouts, restricted stock awards, or other similar compensatory arrangements.

Other Compensation Information

         The aggregate compensation paid or payable directly to the Company's directors and senior officers as a group (including the Named Executive
Officers) by the Company for the year ended December 31, 1998 was $859,545. These amounts include salaries, fees, commissions and bonuses, but exclude the value of options granted in partial compensation for salary or bonus. The directors and senior officers as a group earned taxable benefits in 1998 aggregating less than $5,000, comprising solely standard medical benefits.

Employment Agreements

         During 1993, the Company entered into five-year employment agreements with the personal service corporations of Messrs. Jeffrey M. Barnett, Peter Barnett and George W. Pitman. The agreements with Messrs. Jeffrey M. Barnett and George W. Pitman were extended through 1999. See the discussion of the Barnett Settlement Agreement in "Certain Relationships and Related Transactions" and non-renewal of Mr. Pitman's employment agreement in "Executive officers and Directors".

Employee Stock Option and Stock Compensation Plans

         The Board of Directors of the Company has adopted two Stock Plans, and the Shareholders have ratified such plans. These plans are the 1993 Stock Option Plan (the "1993 Plan") and the 1997 Stock Compensation Plan (the "1997 Plan"). Under the 1993 Plan, options may be granted to key salaried management and administration employees. Messrs. Jeffrey M. Barnett, Peter J. Barnett and George W. Pitman are not eligible for grants pursuant to the 1993 Plan. 100,000 Common Shares of the Company were initially set aside for grants pursuant to the 1993 Plan, while 400,000 Common Shares of the Company were set aside pursuant to the 1997 Plan. Options granted pursuant to both Plans vest 1/3 after 18 months; 1/3 after 30 months; and the remaining 1/3 after 42 months. All options expire on the fifth annual anniversary of the date of grant. 105,000 options were granted to employees during fiscal 1998 pursuant to the 1997 Plan. No employee stock options were exercised under either Plan during the most recent fiscal year.

         Both the 1993 Plan and the 1997 Plan are intended to permit the Company to retain and attract qualified individuals who contribute to the overall success of the Company and the achievement of performance measures. Both Plans are administered by the Compensation Committee of the Board of Directors, whose members determine to whom options will be granted and the terms of the options. The Committee is entitled to accelerate the vesting of options upon such circumstances as it deems appropriate. Actual vesting can be accelerated or delayed based on performance measures established by the Compensation Committee.

         No persons who are officers or directors either received any grants or exercised any options under either Plan during fiscal 1998.

Non-Plan Options

         During 1998, options for a total of 945,000 Common Shares were granted to five key executives, four of whom commenced employment with the Company in 1997. None have been exercised and 20,000 of these options were cancelled through December 27, 1998. Non plan options granted to Executive Officers included in the "Summary Compensation Table" during 1998 were as follows:

                                      Option Grants During 1998 Financial Year

====================================================================================================================
   Name and Principal Position      Securities     % of Total      Exercise or     Market Value       Expiration
                                      Under         Options        Base Price      of Securities         Date
                                     Options       Granted to         (US$/         Underlying
                                     Granted      Employees in      Security)         Options
                                       (#)       Financial Year                     on the Date
                                                                                     of Grant
                                                                                       (US$/
                                                                                     Security)
--------------------------------------------------------------------------------------------------------------------
Martin O'Dowd,                       600,000         58.25%         $5 to $9        $2.25 to $6          2003
Former Chief Executive Officer
and President
--------------------------------------------------------------------------------------------------------------------
Colin Stacey,                        200,000         19.42%         $5 to $9        $2.25 to $5          2003
Vice President and Chief
Operating Officer
--------------------------------------------------------------------------------------------------------------------
Rick Bryant,                         100,000          9.7%          $5 to $8        $2.25 to $5          2003
Chief Executive Officer
====================================================================================================================

Total Options/Weighted Average Exercise Price

         Including the 925,000 remaining options granted in 1998, there were an aggregate of 1,312,584 options outstanding at December 27, 1998, exercisable at various prices at a weighted average exercise price of U.S.
$6.45 per share.

Indemnification of Directors or Officers

There is no indemnification payable this financial year to directors or officers of the Company.

Performance Graph

The following graph compares the total cumulative shareholder return for $100 invested in Common shares on June 1, 1993 with the total returns of the S&P Restaurant Index and the NASDAQ Composite Index:

               Comparison of 5 year cumulative total return among
         Elephant & Castle Group Inc., the S&P Restaurant Index and the
                             NASDAQ Composite Index


          [GRAPHIC OMMITTED -- GRAPH PLOTTED TO POINTS IN TABLE BELOW]


                    Jun-93    Dec-93    June-94   Dec-94    Jun-95    Dec-95
                    ------    ------    -------   ------    ------    ------
NASDAQ              100       110.35    100.29    106.82    132.60    149.46
S&P Restaurant      100       116.83    115.71    116.46    152.17    174.67
Elephant & Castle   100        48.33     73.33    105.21    125.00     75.00



                    Jun-96    Dec-96    Jun-97    Dec-97    Jun-98    Dec-98
                    ------    ------    ------    ------    ------    ------
NASDAQ              168.34    183.39    204.86    223.08    269.15    311.49
S&P Restaurant      179.06    172.57    187.26    185.30    253.68    290.39
Elephant & Castle    98.33    101.67    128.33     93.33     68.33     22.51


Interest of Certain Persons in Matters to be Acted Upon

         Other than as set forth in this Proxy Statement, none of the directors or senior officers of the Company, nor any person who has held such a position since the beginning of the last completed financial year of the Company, nor any proposed nominee for election as a director of the Company, nor any of their respective associates or affiliates, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Adjourned Meeting.

Certain Relationships and Related Transactions

         Other than as disclosed below, the Company is not aware of any material transaction, involving any director or executive officer or proposed nominee for election as a director or any Shareholder who holds more than 10% of the voting rights attached to the Common Shares of the Company or any associate or affiliate of any of the foregoing, which has been entered into since the commencement of the Company's last completed financial year or in any proposed transaction which, in either case, has materially affected or will materially affect the Company or any of its subsidiaries.

(a)      Settlement Agreement

         Under an agreement made as of the 25 day of June, 1999, among the Company, Jeffrey M. Barnett and two personal services corporations of Mr.
Barnett, the Company made provision with respect to the severance of Mr. Barnett's employment with the Company. As previously disclosed, Mr. Barnett will continue as a director of the Company. In connection with the severance of his employment, the Company will pay to Mr. Barnett the sum of $335,000, $100,000 of which was previously paid.

         In addition, Mr. Barnett owes the sum of $350,000 to the Company, which indebtedness is evidenced by a promissory note. Mr. Barnett's obligation to the Company arose out of his acceptance of certain claims that the Company asserted against his brother, Peter Barnett, after Peter Barnett left the employ of the Company.

         Mr. Jeffrey Barnett has entered into a voting trust agreement agreeing that the trustee will vote all of the Company's Common Shares owned by Mr. Barnett (a) in favour of all resolutions to elect Mr. Barnett or under certain circumstances in the event of his death, his executor, as a director of the Company, and (b) in the discretion of the trustee in favour or against all resolutions to elect as directors of the Company all persons designated or nominated by the Company's Board of Directors. GE Investment Management ("GEIM"), the general partner of GEIPPP II, the Company's primary investor, acts as trustee with respect to such shares.

(b)      Security Interest in Favour of GEIPPP II

         The Company has agreed in principle to provide a security interest over all the assets of the Company and each of its subsidiaries to secure the repayment of the U.S.$9,000,000 of Convertible Unsecured Debentures (the "Debentures") issued by the Company to GEIPPP II in November, 1995. The Company has been unable to meet certain covenants in the Debentures and in consideration of the grant of a security interest GEIPPP II will waive any existing defaults, will amend certain financial covenants to make them less onerous and will waive payments of interest for a period of six months. There is no assurance that the Company will be able to meet the amended financial covenants in the future and its ability to do so will depend on the success of its business operations. The grant of a security interest was approved by the Board of Directors of the Company on July 16, 1999 and re-affirmed by the Board, following a review of the Company's financial position on September 13, 1999. Messrs. Wiederecht and Mariani, both of whom are nominees of GEIPPP II, did not participate in the vote at the two meetings when this issue was dealt with by the Board.

         GEIPPP II is the holder of 299,721 Common Shares (approximately 8.5% of total outstanding) of the Company and, by virtue of the voting trust agreement with Mr. Jeffrey Barnett (see above "Settlement Agreement") is entitled to vote Mr. Jeffrey Barnett's 562,375 Common Shares on any election for directors in favour of nominees selected by the Board of Directors, subject to an obligation to vote for Mr. Jeffrey Barnett's election or under certain circumstances, in the event of his death, his executor.

Indebtedness of Directors and Executive Officers

         Other than as set forth above under the heading "Certain Relationships and Related Transactions", no director, executive officer, proposed nominee for election as a director, nor any of their respective associates or affiliates is or has been at any time since the beginning of the last completed financial year indebted to the Company.

                                  PROPOSAL TWO

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors of the Company has selected Pannell Kerr Forster Worldwide, who have served as auditors of the Company since incorporation, to serve as the independent accountants and auditors of the Company for the fiscal year 1999, subject to ratification by the Shareholders.

         Pannell Kerr Forster Worldwide has advised the Company that it has no direct or indirect financial interest in the Company or its subsidiaries nor any other connection therewith except in the capacity of independent public accountants.

         A representative of Pannell Kerr Forster Worldwide is expected to be present at the Adjourned Meeting of the Shareholders. Such representative will have the right to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The proposal for ratification of the selection of Pannell Kerr Forster Worldwide requires the approval of a majority of the Common Shares present and voting at the meeting. If the proposal should not be approved, the Board of Directors would have to select an alternate firm of auditors.

Compliance With Section 16(a) Reporting

         Each director, officer and beneficial owner of ten percent (10%) or more of a registered class of the Company's equity securities is required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Shares and other equity securities of the Company by specific due dates. During the year ended December 27, 1998, all such filing requirements were complied with.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                       AVAILABILITY OF REPORT ON FORM 10-K

         The Company's Annual Report was previously provided to Shareholders with Management's Proxy Statement dated July 23, 1999. The Annual Report is not incorporated in the July 23, 1999 Proxy Statement or this Supplemental Proxy Statement by reference. Any Shareholder of record and each beneficial owner of the Company's securities not in receipt of the Company's Form 10-K may obtain a copy thereof without charge upon written request addressed to Rick Bryant, Chief Executive Officer, c/o: Elephant & Castle Group Inc., Fifth Floor 856 Homer Street, Vancouver, British Columbia, Canada V6B 2W5.

                              SHAREHOLDER PROPOSALS

         There is no provision in the Company Act (British Columbia) entitling the shareholders of a company incorporated thereunder to initiate proposals for an annual general meeting. The Company is incorporated pursuant to the Company Act (British Columbia).


                                    APPROVAL

The contents and the sending of this Supplemental Proxy Statement have been approved by the Board of Directors of the Company.

         DATED at Vancouver, British Columbia, as of the 17th day of September, 1999.


                                            ELEPHANT & CASTLE GROUP INC.

                                            By Order of the Board of Directors


                                            (signed) Richard Bryant
                                                     Chief Executive Officer



September 13, 1999

NOTES TO PROXY

Shareholders who are unable to attend the Meeting are requested to complete and deposit this proxy no later than 9:00 a.m. (Vancouver Time), October 20, 1999, either with the Company at Fifth Floor, 856 Homer Street, Vancouver, British Columbia, Canada, V6B 2W5 or at the offices of the Company's Registrar and Transfer Agent, American Stock Transfer and Trust Company, located at 6201, 15th Avenue, Brooklyn, New York, 11219, USA.

The shares represented by this proxy will be voted for or against, or the voting of such shares will be withheld or abstained from, as the case may be, on any poll (ballot) in respect of the items set forth in the Form of Proxy as the shareholder may have specified by marking an "X" in the place provided for that purpose. If no choice is specified, the shares will be voted on any poll (ballot) as if the shareholder had specified voting for (i.e. in favour of) the items, and the shareholder hereby confers discretionary authority on the proxyholder or proxyholders hereby appointed to vote the shares accordingly.

Each shareholder has the right to appoint a person (which may be a company) to attend and act on the shareholder's behalf at the Meeting other than the persons designated in this Form of Proxy. If the shareholder does not want to appoint the persons designated in the Form of Proxy, the shareholder should strike out their names and insert in the blank space provided the name of the person the shareholder wishes to act as the shareholder's proxyholder and, if desired, an alternate proxyholder. A proxyholder or alternate proxyholder need not be a shareholder of the Company.

In the case of any amendments or variations to the proposed resolutions, and in the case of any other matters which may properly come before the Meeting, the shareholder hereby confers discretionary authority on the proxyholder hereby appointed to act and vote on the shareholder's behalf on any poll (ballot), as the proxyholder to the proxyholder's sole discretion may see fit, all in the same manner and to the same extent and with the same power as the shareholder could, if the shareholder were personally present at such meeting. No such amendments, variations, or other matters were known to management at the time this proxy was solicited.

A proxy may be revoked by an instrument in writing signed by the shareholder or by notifying the Company at the office of the Company, located at Fifth Floor, 856 Homer Street, Vancouver, British Columbia Canada, V6B 2W5, or at the offices of the Company's Registrar and Transfer Agent, American Stock Transfer and Trust Company, located at 6201, 15th Avenue, Brooklyn, New York, 11219, USA at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or at any adjournment thereof, and upon either of such deposits the proxy is revoked.

          For the Adjourned Annual General Meeting of Shareholders of

                          ELEPHANT & CASTLE GROUP INC.

                         To be Held on October 22, 1999

             THIS PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT

         The undersigned, being a holder of Common shares without par value ("Common Shares") in the capital of Elephant & Castle Group Inc. (the "Company") and hereby revoking any proxy previously given, hereby appoints RICHARD H.
BRYANT, or failing him, DAN DEBOU, or instead of either of them ____________________________ as proxyholder of the undersigned, to attend and vote for the undersigned and otherwise act for and on behalf of and in the name of the undersigned at the Adjourned Annual General Meeting (the "Meeting") of shareholders of the Company, to be held on the 22nd day of October, 1999, and at any adjournment or postponement thereof. The undersigned hereby instructs the proxyholder to vote in favour or against, or withhold or abstain from voting, as the case may be, all of the Common Shares in the capital of the Company or such number of shares as may be noted hereon registered in the name of the undersigned on any poll (ballot) in respect of the following matters, details of which are provided in the Supplemental Proxy Statement, as indicated on the reverse:

                     PLEASE MARK, SIGN, DATE AND RETURN THE
                   PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

[ X ] Please mark your
      vote as in this
      example.


1. To vote in respect of the election of the following persons as Directors of the Company for the term expiring at the close of the next annual meeting of the Company:

                                                            Jeffrey  Barnett
                                                            Colin  Stacey
                                                            George  Pitman
                                                            Martin  O'Dowd
                                                            David  Wiederecht
                                                            Anthony Mariani
                                                            Rick Bryant

[   ] FOR all nominees listed at right (except as marked to the contrary)

[   ] WITHHOLD AUTHORITY to vote for all nominees listed at right

INSTRUCTION: If you have marked "FOR" above but wish to withhold authority for any individual nominee, strike a line through the nominee's name in the list at right.

2. To vote in respect of the appointment of Pannell Kerr Forster Worldwide as auditors of the Company for the term expiring at the close of the next annual meeting of the Company.

     [   ] FOR      [   ] DO NOT MARK THIS BOX         [   ] ABSTAIN

THE UNDERSIGNED HEREBY AUTHORIZES THE PROXYHOLDER TO VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AT THE LEFT AND FOR THE MATTER IN ITEM 2 AT THE LEFT, UNLESS AN INSTRUCTION TO THE CONTRARY IS INDICATED.

The Notes to Proxy on the reverse are incorporated in and form part of this form of proxy.

If this form of proxy is returned undated, the undersigned hereby authorizes the Chairman of the Meeting or the Chairman's delegate to fill in the date October 20, 1999.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

Name: _____________________________________________

Address: __________________________________________

No. of Common Shares: _____________________________


Signature of Shareholder _______________________________________________________
                                  (Proxy may not be valid unless signed)

DATED this _______________ day of ___________________________, 1999.
                  (Proxy may not be valid unless dated)


NOTE: Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.